EXHIBIT 99.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Form 10-Q of The Cato Corporation for the quarter ended August 3, 2002, I, John P. Derham Cato, President, Vice Chairman of the Board and Chief Executive Officer of The Cato Corporation, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1)	such Form 10-Q of The Cato Corporation for the quarter ended August 3, 2002 fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2)	the information contained in such Form 10-Q of The Cato Corporation for the quarter ended August 3, 2002 fairly presents, in all material respects, the financial condition and results of operations of The Cato Corporation.

September 3, 2002	/s/ John P. Derham Cato

Date	John P. Derham Cato
President, Vice Chairman of the Board
and Chief Executive Officer